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                                                                   Exhibit 10.17

                              MANAGEMENT AGREEMENT

This Management Agreement (the "Agreement") is made as of the 1st day of August, 2002 by an among The Australia Traffic Network PTY Limited, a company registered under the Corporation Law of New South Wales (referred to herein as the "Company") and Wisconsin Information Systems, dba Milwaukee Traffic Network (referred to herein as "MTN") an Ohio Corporation.

                                    RECITALS:

     A. The Company was formed in June of 1997 for the purpose of providing airborne traffic reporting services to radio and television stations in Australia.

     B. The Company had no expertise in the areas of airborne traffic reporting services, network selling and all related support for such a business.

     C. MTN had developed traffic reporting services in the United States and was skilled in all areas of the traffic reporting business.

     D. The Agreement dated September 29th 1997 by and among all of the shareholders of the Company provided that the primary shareholders of MTN would provide management services to the Company in exchange for consideration.

NOW, Therefore, for and in consideration of the premises, and other goad and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the agreements herein made, the undersigned parties do hereby agree as follows:

1) SERVICES

MTN will provide management services to the Company which will include but not be limited to locating and training reporting staff, hiring and training sales staff, maintaining the books and records of the company, establishing budgets, providing financing for implementation and growth, creating inventory management and billing systems and day to day management of the local staff. MTN will provide the services of Dale Arfman, Tom Gilligan, William Yde, Ken Casseri, Debra Barton, Don Bussell, or any other individuals as needed to accomplish the business requirements as determined by MTN in its sole discretion. Compensation to any individuals or employees of MTN will be the responsibility of MTN.

2) COMPENSATION

In exchange for the services provided, MTN will receive a monthly management fee in the amount of $45,000 AUD per month until June 30, 2003. The management fee will be due and payable on me first of each month and will be payable in advance. Commencing July 1, 2003, the management fee will be reviewed periodically by the board of directors of the Company. Any changes in the management fee will be commensurate with the changes in the duties, time required and will the increase in the business level of the company.

3) EXPENSES

Any expenses incurred by MTN or any MTN employee will be reimbursed directly by the Company upon presentment of invoices detailing such expenses.

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3) TERM

This Agreement will commence on July 1, 2002 and continue for a period of five years unless terminated earlier by the board of directors of the Company.

4) DECISION MAKING AUTHORITY

Notwithstanding the services provided MTN, all decisions regarding the ordinary day to day operations of the Company shall be made by the Managing Director of the Company. All decisions regarding any matters other than day to day operations of the Company shall be made by a majority of the Board of Directors.

5) MERGER CLAUSE

This Agreement represents the entire agreement of the parties hereto and supersedes all prior agreements, understandings and negotiations concerning the subject matter hereof.

6) MISCELLANEOUS

This agreement shall not be amended except pursuant to a written instrument executed by all of the parties hereto. If any provision of this Agreement, or the application of any such provision be held invalid by a court of competent jurisdiction, the remainder of this Agreement shall not be affected thereby. No modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whore such modification or waiver is asserted.

7) NOTICES

All notices or other communications required or permitted by this Agreement shall be sufficiently given if in writing, and i) personally delivered, by any courier service, ii) mailed first class postage, or iii) sent by facsimile transmission with an accompanying telephone call to the person being noticed. For purposes of this Agreement, the following addresses, telephone number and FAX numbers shall be used:

The Australia Traffic Network PTY Limited, Level 39 100 Miller Street! North Sydney Austria 2060, FAX 02 9955 9301 TELEPHONE 02 9955 3500

Milwaukee Traffic Network, 9726 Gulfstream Dr. Fishers, Indiana 46038. TELEPHONE 317 570 8831 FAX 317 570 8832

Any of the above addresses may be changed by notice to the other parties as described in this section.



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


THE AUSTRALIA TRAFFIC NETWORK PTY LIMITED

By:      /s/ William L. Yde III
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         William L. Yde III
         Managing Director


MILWAUKEE TRAFFIC NETWORK

By:      /s/ Dale C. Arfman
   --------------------------------------------------
         Dale C. Arfman
         Secretary